Filed Pursuant to Rule 424(b)(3)
                                                             File No. 333-126399


                           PROSPECTUS SUPPLEMENT NO. 2
                               to Prospectus dated
                                December 15, 2006
                               as supplemented by
               Prospectus Supplement No. 1 dated January 24, 2007

                                  BIONOVO, INC.


      This Prospectus Supplement No. 2 supplements our Prospectus dated December 15, 2006 as supplemented by Prospectus Supplement No. 1 dated January 24, 2007. The shares that are the subject of the Prospectus have been registered to permit their resale to the public by the selling stockholders named in the Prospectus. We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering, except upon exercise of the warrants.

      Our common stock is quoted on the OTC Bulletin Board under the symbol BNVI.OB. On February 26, 2007, the closing price for our common stock on the OTC Bulletin Board was $5.85.

      This Prospectus Supplement includes the attached Current Report dated January 30, 2007 on Form 8-K of Bionovo, Inc., as filed by us with the Securities and Exchange Commission.

      YOU SHOULD READ THE PROSPECTUS, THIS PROSPECTUS SUPPLEMENT NO. 2 AND PROSPECTUS SUPPLEMENT NO. 1 CAREFULLY BEFORE YOU INVEST, INCLUDING THE RISK FACTORS WHICH BEGIN ON PAGE 4 OF THE PROSPECTUS.

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


          The date of this Prospectus Supplement is February 27, 2007.

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) January 30, 2007

                                 Bionovo, Inc.

             (Exact name of Registrant as specified in its charter)


          Delaware                   000-50073               87-0576481
(State or other jurisdiction        (Commission            (IRS Employer
     of incorporation)              File Number)         Identification Number)

                          5858 Horton Street, Suite 375
                          Emeryville, California 94608
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (510) 601-2000


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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 4.01. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

      (1)   Merger Involving Independent Accountants

            (i) On January 30, 2007, we were informed by Pohl, McNabola, Berg & Co., LLP ("PMB"), the independent registered public accounting firm for Bionovo, Inc. (the "Company"), that effective January 22, 2007 PMB has consummated a merger with Helin, Donovan, Trubee & Wilkinson, LLP ("HDTW"). HDTW is located in Austin, Texas, and is also registered with the Public Company Accounting Oversight Board (United States). The name of the post-merger firm is PMB Helin Donovan, LLP ("PMB+HD").


            (ii) This Form 8-K is to disclose that PMB+HD succeeds PMB as our independent registered auditor.

            (iii) PMB's report on our consolidated financial statements as of and for the fiscal year ended December 31, 2005 did not contain an adverse opinion or a disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope or accounting principles. PMB did not audit our consolidated financial statements for the fiscal year ended December 31, 2004.

            (iv) The report of PMB on the Company's financial statements for the most recent fiscal year did not contain an adverse opinion or a disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope or accounting principles.

                  (1) During the Company's most recent fiscal year and through January 30, 2007, there were no disagreements with PMB on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PMB, would have caused them to make reference thereto in their report on the financial statements for such periods.

                  (2) During the Company's most recent fiscal year and through January 30, 2007, there have been no reportable events (as defined in Regulation S-B Item 304(a)(1)(iv)(B)).

            (v) The Company has requested that PMB furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not PMB agrees with the above statements. A copy of PMB's letter required by Item 304(a)(3) of Regulation S-B is filed as Exhibit 16 to this Form 8-K.

      (2) During the Company's two most recent fiscal years and through January 30, 2007, neither the Company, nor anyone on its behalf, consulted with HDTW regarding either the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements; or any matter that was either a subject of disagreement (as defined in Item 304(a)(1)(iv)(A) of Regulation S-B and the related instructions to that Item) or a reportable event (as described in Item 304(a)(1)(iv)(B) of Regulation S-B).

      (3) We have notified the members of our Board of Directors and the Audit Committee of the facts set forth in this report on Form 8-K, including that PMB+HD has succeeded PMB as our independent registered auditor, and the Board of Directors and Audit Committee have approved of the succession.

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ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

      (a)   Financial statements of businesses acquired.

            None

      (b)   Pro forma financial information.

            None

      (c)   Shell company transactions.

            None

      (d)   Exhibits
            16    Letter regarding change in certifying accountant.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          Bionovo, Inc.

Date: January 30, 2007                    By:   /s/ James P. Stapleton
                                              ----------------------------------
                                               James P. Stapleton
                                               Chief Financial Officer

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                                  EXHIBIT INDEX

Exhibit                                                             Sequential
Number                                                              Page Number
-------                                                             -----------
  16      Letter regarding change in certifying accountant.              4

                                   Exhibit 16

                  [Pohl, McNabola, berg & Co., LLP LETTERHEAD]

                                January 30, 2007

Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Commissioners:

      We have read the statements made by Bionovo, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report to be filed for the month of January 2007. We agree with such statements made insofar as they relate to our Firm.


                                         Very truly yours,

                                         /s/ Pohl, McNabola, berg & Co., LLP
                                         ---------------------------------------
                                         Pohl, McNabola, berg & Co., LLP